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                                                                   EXHIBIT 23(d)
                                                                   -------------




                          CONSENT OF FINANCIAL ADVISOR



         We hereby consent to the inclusion of the Opinion of McConnell, Budd & Downes, Inc. in Exhibit C to the Proxy Statement of Empire Banc Corporation ("EBC") and Prospectus of Huntington Bancshares Incorporated ("HBAN") which Proxy Statement-Prospectus is part of the Registration Statement on Form S-4 of HBAN to be filed with the Securities and Exchange Commission in connection with the proposed merger of HBAN and EBC and and to the references to the work completed by our firm as financial advisor to EBC, therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933 as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ McConnell, Budd & Downes, Inc.
April 19, 2000